SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Oshkosh Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) on January 29, 2013.  On January 30, 2013, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

The Company’s shareholders elected the following directors for terms expiring at the Company’s 2014 Annual Meeting of Shareholders by the votes indicated:

Nominee	Shares Voted For	Shares Withheld	Broker Non- Votes
Richard M. Donnelly	66,707,003	9,133,327	7,395,781
Michael W. Grebe	66,655,976	9,184,354	7,395,781
Peter B. Hamilton	66,467,285	9,373,044	7,395,781
Kathleen J. Hempel	66,673,510	9,166,819	7,395,781
Leslie F. Kenne	66,796,800	9,043,530	7,395,781
J. Peter Mosling, Jr.	66,660,090	9,180,239	7,395,781
Stephen D. Newlin	65,767,434	10,072,895	7,395,781
Craig P. Omtvedt	66,839,490	9,000,839	7,395,781
Duncan J. Palmer	66,843,133	8,997,196	7,395,781
John S. Shiely	66,832,828	9,007,501	7,395,781
Richard G. Sim	66,670,375	9,169,954	7,395,781
Charles L. Szews	66,758,288	9,082,042	7,395,781
William S. Wallace	66,825,178	9,015,151	7,395,781

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2013 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
74,107,282	393,223	8,735,606

The Company’s shareholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the Company’s proxy statement for the Annual Meeting by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
65,751,307	1,231,607	8,857,415	7,395,781

The Company’s shareholders did not approve a shareholder proposal requesting the Human Resources Committee of the Company’s Board of Directors to adopt a policy requiring that executive officers of the Company retain a significant percentage of stock acquired through the Company’s equity pay programs until reaching normal retirement age by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
14,952,090	51,941,773	8,946,466	7,395,781

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: February 1, 2013	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary